Exhibit 99.1

Gladstone Commercial Corporation Reports Results for the Second Quarter Ended

June 30, 2012

•	Reported Funds From Operations (“FFO”) for the three and six months ended June 30, 2012 of $3.8 million and $8.0 million, an increase of 0.0% and 4.5% over the same periods of 2011.

•	Acquired four properties with 505,153 square feet of rental space for $31.8 million.

•	Issued $33.7 million of fixed-rate long term debt through five separate banks, collateralized by eight properties.

McLean, VA, July 31, 2012: Gladstone Commercial Corporation (NASDAQ: GOOD) (the “Company”) today reported financial results for the second quarter ended June 30, 2012. A description of FFO, a relative non-GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this earnings release. All per share references are to fully-diluted weighted average shares of common stock, unless otherwise noted.

FFO for the 3 months: FFO for the three months ended June 30, 2012 was $3.8 million, or $0.35 per share, which was unchanged compared to the same period one year ago. FFO remained flat primarily because the increase in operating revenues derived from the 10 properties acquired subsequent to June 30, 2012, was offset by an increase in interest expense due to the mortgage debt issued and assumed during the second half of 2011 and 2012 coupled with distributions attributable to the recently issued Series C Term Preferred Stock and an increase in both property operating and due diligence expenses during the quarter.

FFO for the 6 months: FFO for the six months ended June 30, 2012, was $8.0 million, or $0.73 per share, which was a 4.5% increase compared to the same period one year ago. FFO increased primarily because the increase in operating revenues derived from the 10 properties acquired subsequent to June 30, 2012, was greater than the increase in interest expense due to mortgage debt issued and assumed during 2011 and 2012 coupled with distributions attributable to the recently issued Series C Term Preferred Stock and an increase in both property operating and due diligence expenses during the six month period.

Net (Loss) Income: Net (loss) income available to common stockholders for the three and six months ended June 30, 2012, was ($0.2) million and $0.1 million, or ($0.02) and $0.01 per share, respectively, compared to net income available to common stockholders for the three and six months ended June 30, 2011, of $0.3 million and $0.8 million, or $0.04 and $0.08 per share, respectively. A reconciliation of FFO to net income for the three and six months ended June 30, 2012 and 2011, which the Company believes is the most directly comparable GAAP measure to FFO, and a computation of basic and diluted FFO per weighted average share of common stock and basic and diluted net income per weighted average share of common stock is set forth below:

	For the three months ended June 30,		For the six months ended June 30,
	2012	2011	2012	2011
	(Dollars in Thousands, Except Per Share Data)		(Dollars in Thousands, Except Per Share Data)
Net income	$854	$1,370	$2,155	$2,850
Less: Distributions attributable to preferred and senior common stock	(1,046)	(1,039)	(2,088)	(2,078)

Net (loss) income available to common stockholders	(192)	331	67	772

Add: Real estate depreciation and amortization	3,992	3,475	7,896	6,845

FFO available to common stockholders	$3,800	$3,806	$7,963	$7,617

Weighted average shares outstanding—basic	10,945	9,782	10,945	9,522
Weighted average shares outstanding—diluted	10,945	9,834	11,011	9,574

Basic & diluted net (loss) income per weighted average share of common stock	$(0.02)	$0.04	$0.01	$0.08

Basic FFO per weighted average share of common stock	$0.35	$0.39	$0.73	$0.80

Diluted FFO per weighted average share of common stock	$0.35	$0.39	$0.73	$0.80

Distributions declared per share of common stock	$0.375	$0.375	$0.750	$0.750

Comments from the Company’s Chief Investment Officer, Chip Stelljes: “Our financial results for the second quarter reflect increased revenues from our real estate investments made during the second quarter. The investments made during the second quarter were completed towards the end of the quarter, and as a result we are anticipating a larger increase in FFO during the third quarter. We continue to have a robust pipeline and are focused on deploying additional capital in the third quarter. We also continue to focus on maintaining our portfolio and working with our existing tenants to extend the few leases that are scheduled to mature in 2012 and 2013. We have ample capital to acquire additional properties and increase our FFO in the second half of 2012.”

Asset Characteristics: As of June 30, 2012, the Company owned 77 properties totaling 7.6 million square feet of rental space for a total net investment of $464.9 million. Currently, 75 of the Company’s properties, or 98.8% of the portfolio’s total square footage, are fully leased and all tenants at these properties are current and paying in accordance with the terms of their leases.

Mortgage Maturities: The Company has $45.2 million of balloon principal payments due on one of its long-term mortgages in October 2012; however, the mortgage has one remaining annual extension option through October 2013, which the Company has the ability to exercise. The Company has no other balloon principal payments due on any of its mortgages until 2013.

Lease Expirations: The Company has two buildings that remain vacant. Rental income from these two tenants was 2.0% of the Company’s total annualized rental income when occupied. The Company continues to actively work to re-tenant these properties. There is one additional property with a lease expiring in 2012. The tenant in this building has signed a lease extension for five years; however, the Company is waiting on lender approval to formally execute this lease. There are no other leases maturing during 2012.

Highlights for the Quarter, the Company:

•	Properties Acquired: Purchased four fully-occupied properties with an aggregate of 505,153 square feet of rental space for $31.8 million;

•

Debt Issued: Borrowed a total of $33.7 million from 5 separate banks, which are collateralized by 8 of its properties at a weighted average fixed interest rate of 5.8% for periods ranging from 10 to 17 years;

•	Leases Extended: Extended the term of one of its leases for an additional period of five years; and

•

Distributions: Declared monthly cash distributions of $0.125 per share on its common stock, $0.1614583 per share on its Series A Preferred Stock, $0.15625 per share on its Series B Preferred Stock, $0.1484375 per share on its Series C Term Preferred Stock and $0.0875 per share on its senior common stock, for each of the months of April, May and June 2012.

Subsequent to the End of the Quarter, the Company:

•	Debt Issued: Borrowed $9.8 million collateralized by 1 of its properties at a fixed interest rate of 5.6% for a period of 10 years; and

•

Distributions: Declared monthly cash distributions of $0.125 per share on its common stock, $0.1614583 per share on its Series A Preferred Stock, $0.15625 per share on its Series B Preferred Stock, $0.1484375 per share on its Series C Term Preferred Stock and $0.0875 per share on its senior common stock, for each of the months of July, August and September 2012.

Conference Call: The Company will hold a conference call on Wednesday, August 1, 2012 at 8:30 a.m. EDT to discuss its earnings results. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for the questions. The conference call replay will be available one hour after the call and will be accessible through August 31, 2012. To hear the replay, please dial (877) 344-7529 and use conference number 10016020.

The live audio broadcast of Gladstone Commercial’s quarterly conference call will also be available online at the Company’s website, www.GladstoneCommercial.com. The event will be archived and available for replay on the Company’s website through October 2, 2012.

Who we are: Gladstone Commercial Corporation is a real estate investment trust that invests in and owns net leased industrial, commercial and retail real property and selectively makes long-term industrial and commercial mortgage loans. Including payments through July 2012, the Company has paid 91 consecutive monthly cash distributions on its common stock. Prior to paying distributions on a monthly basis, the Company paid 5 consecutive quarterly cash distributions. The Company has paid 79 consecutive monthly cash distributions on its Series A Preferred Stock, 70 consecutive monthly cash distributions on its Series B Preferred Stock, 6 consecutive monthly cash distributions on its Series C Term Preferred Stock and 30 consecutive monthly cash distributions on its senior common stock. The Company has never skipped, reduced or deferred a distribution since inception, over eight years ago. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

Non-GAAP Financial Measure – FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO, please refer to the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2012, as filed with the U.S. Securities and Exchange Commission (the “SEC”) today.

Warning: The financial statements attached below are without footnotes so readers should obtain and carefully review the Form 10-Q, including the footnotes to the financial statements contained therein. The Company filed the Form 10-Q today with the SEC and the Form 10-Q can be retrieved from the SEC’s website at www.sec.gov or its website at www.GladstoneCommercial.com.

The statements in this press release regarding the Company’s ability, plans or prospects to re-tenant its unoccupied properties, extend the respective maturity dates of its long-term mortgages, maintain or grow its portfolio and FFO, renegotiate leases, and deploy additional capital are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, the Company’s ability to raise additional capital, the duration of, or further downturns in, the current economic environment, the performance of its tenants, the impact of competition on its efforts to renew existing leases or re-lease space and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk factors" of its Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on February 28, 2012. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Gladstone Commercial Corporation, +1-703-287-5893

Gladstone Commercial Corporation

Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Share and Per Share Amounts)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Real estate, at cost	$478,410	$442,521
Less: accumulated depreciation	59,433	53,784

Total real estate, net	418,977	388,737

Lease intangibles, net	45,926	37,670
Cash and cash equivalents	4,273	3,329
Restricted cash	2,889	2,473
Funds held in escrow	5,345	4,086
Deferred rent receivable, net	13,121	12,403
Deferred financing costs, net	5,789	3,473
Other assets	1,015	976

TOTAL ASSETS	$497,335	$453,147

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$314,769	$285,350
Borrowings under line of credit	—	18,700
Series C mandatorily redeemable preferred stock, par value $0.001 per share; $25 per share liquidation preference; 1,700,000 shares and no shares authorized; and 1,540,000 shares and no shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	38,500	—
Deferred rent liability, net	3,440	3,851
Asset retirement obligation liability	3,812	3,289
Accounts payable and accrued expenses	4,295	1,956
Due to Adviser and Administrator	779	1,188
Other liabilities	4,102	3,499

Total Liabilities	369,697	317,833

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A and B redeemable preferred stock, par value $0.001 per share; $25 per share liquidation preference; 2,300,000 shares authorized and 2,150,000 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	2	2
Senior common stock, par value $0.001 per share; 7,500,000 shares authorized and 97,435 and 60,290 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	—	—
Common stock, par value $0.001 per share, 38,500,000 shares authorized and 10,945,379 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	11	11
Additional paid in capital	212,014	211,553
Notes receivable—employees	(416)	(422)
Distributions in excess of accumulated earnings	(83,973)	(75,830)

Total Stockholders’ Equity	127,638	135,314

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$497,335	$453,147

Gladstone Commercial Corporation

Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2012	2011	2012	2011
Operating revenues
Rental income	$12,323	$10,729	$24,336	$21,164
Tenant recovery revenue	87	87	171	170

Total operating revenues	1 2,410	10,816	24,507	21,334

Operating expenses
Depreciation and amortization	3,992	3,475	7,896	6,845
Property operating expenses	353	202	686	499
Due diligence expense	528	131	688	(8)
Base management fee	372	435	765	787
Incentive fee	787	840	1,686	1,672
Administration fee	265	260	575	516
General and administrative	404	357	787	812

Total operating expenses before credits from Adviser	6,701	5,700	13,083	11,123

Credit to incentive fee	(674)	(445)	(1,259)	(931)

Total operating expenses	6,027	5,255	11,824	10,192

Other income (expense)
Interest income—employee loans	8	9	17	19
Other income	34	1	56	45
Interest expense	(4,885)	(4,201)	(9,458)	(8,356)
Distributions attributable to mandatorily redeemable preferred stock	(686)	—	(1,143)	—

Total other expense	(5,529)	(4,191)	(10,528)	(8,292)

Net income	854	1,370	2,155	2,850

Distributions attributable to preferred stock	(1,024)	(1,024)	(2,047)	(2,047)
Distributions attributable to senior common stock	(22)	(15)	(41)	(31)

Net (loss) income available to common stockholders	$(192)	$331	$67	$772

Earnings per weighted average share of common stock—basic & diluted
(Loss) income from continuing operations (net of dividends attributable to preferred stock)	$(0.02)	$0.04	$0.01	$0.08

Net (loss) income available to common stockholders	$(0.02)	$0.04	$0.01	$0.08

Weighted average shares of common stock outstanding
Basic	10,945	9,782	10,945	9,522

Diluted	10,945	9,834	11,011	9,574

Earnings per weighted average share of senior common stock	$0.26	$0.26	$0.53	$0.52

Weighted average shares of senior common stock outstanding—basic	84	59	76	59

Gladstone Commercial Corporation

Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

(Unaudited)

	For the six months ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$2,155	$2,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,896	6,845
Amortization of deferred financing costs	703	456
Amortization of deferred rent asset and liability, net	(337)	(335)
Amortization of discount and premium on assumed debt	32	62
Asset retirement obligation expense	82	77
Increase in other assets	(40)	(215)
Increase in deferred rent liability	—	1,255
Increase in deferred rent receivable	(739)	(715)
Increase (decrease) in accounts payable, accrued expenses, and amount due Adviser	1,931	(684)
Increase (decrease) in other liabilities	185	(36)
Leasing commissions paid	(1,101)	0

Net cash provided by operating activities	10,767	9,560

Cash flows from investing activities:
Real estate investments	(44,903)	(15,778)
Receipts from lenders for funds held in escrow	1,127	1,143
Payments to lenders for funds held in escrow	(2,386)	(1,827)
Receipts from tenants for reserves	1,448	1,082
Payments to tenants from reserves	(1,166)	(962)
Increase in restricted cash	(416)	(69)

Net cash used in investing activities	(46,296)	(16,411)

Cash flows from financing activities:
Proceeds from issuance of equity	522	36,603
Offering costs	(65)	(2,198)
Proceeds from issuance of mandatorily redeemable preferred stock	38,500	—
Borrowings under mortgage notes payable	33,705	—
Payments for deferred financing costs	(3,018)	(226)
Principal repayments on mortgage notes payable	(4,317)	(4,454)
Principal repayments on employee notes receivable	6	532
Borrowings from line of credit	13,800	27,374
Repayments on line of credit	(32,500)	(46,174)
Increase (decrease) in security deposits	133	(51)
Distributions paid for common, senior common and preferred stock	(10,293)	(9,302)

Net cash provided by financing activities	36,473	2,104

Net increase (decrease) in cash and cash equivalents	944	(4,747)
Cash and cash equivalents, beginning of period	3,329	7,062

Cash and cash equivalents, end of period	$4,273	$2,315

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION
Fixed rate debt assumed in connection with acquisitions	$—	$11,921

Senior common dividend issued in the dividend reinvestment program	$4	—